                                                                     EXHIBIT 4.5

              SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT


          SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT, dated as of February 13, 1997 (this "Agreement"), made by Harris Trust and Savings Bank (the "Trustee"), in its capacity as trustee for, and on behalf of, the Subordinated Bondholders (as herein defined), and CCA Holdings Corp., a Delaware corporation (the "Parent Company Borrower"), in favor of Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly Chemical Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch, NationsBank, N.A., Banque Paribas, Union Bank of California, N.A. (formerly Union Bank), Corestates Bank, N.A., The Long-Term Credit Bank of Japan, Ltd., Mercantile Bank of St. Louis National Association, Fleet Bank, N.A., First National Bank of Maryland, Van Kampen American Capital Prime Rate Income Trust, Banque Francaise du Commerce Exterieur, Prime Income Trust, Senior Debt Portfolio, Aeries Finance Ltd., ING Capital Advisors, Inc., ABN AMRO Bank N.V., Societe Generale, The First National Bank of Boston, Captiva Finance Ltd., Banque Nationale de Paris, The Sumitomo Bank, Limited, Chicago Branch, Chase Securities, Inc., and The ING Capital Senior Secured High Income Fund, L.P. (together with any financial institution which subsequently becomes a "Bank" under the Credit Agreement, as such term is defined therein, the "Lenders"), Toronto Dominion (Texas), Inc. and The Chase Manhattan Bank (formerly Chemical
Bank), as Documentation Agents (the "Documentation Agents"), Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly Chemical Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch, and NationsBank, N.A., as Managing Agents (the "Managing Agents"), Banque Paribas, Union Bank of California, N.A. (formerly Union Bank), ABN AMRO Bank N.V., Societe Generale, Fleet Bank, N.A., CoreStates Bank, N.A., and The First National Bank of Boston, as Co-Agents (the "Co-Agents"), and Toronto Dominion (Texas), Inc., as Administrative Agent for the Documentation Agents, the Managing Agents, the Co-Agents and the Lenders (the "Administrative Agent" and, collectively with the Documentation Agents, the Managing Agents and the Co-Agents, the "Agents"). References to the "Trustee" herein are to the Trustee in its capacity as trustee for the Subordinated Bondholders; provided, however, the Trustee shall have no responsibility for, nor liability with respect to, any breach of the provisions of this Agreement by any Subordinated Bondholders.

                                   RECITALS
                                   --------

          (1) The Agents and the Lenders have entered into a Loan Agreement dated as of January 18, 1995 and such Loan

Agreement was amended and restated by the Agents and the Lenders as of September 29, 1995 (as such amended and restated Loan Agreement may hereafter be amended, extended, renewed, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with Charter Communications Entertainment I, L.P., a Delaware limited partnership (the "Subsidiary Borrower"), an indirect Subsidiary of the Parent Company Borrower. Capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined or limited herein are used herein as therein defined.

          (2) The Parent Company Borrower was indebted to H C Crown Corp., a Delaware corporation (the "Predecessor Subordinated Creditor") in an aggregate principal amount of approximately $82,000,000, as evidenced by that certain Senior Subordinated Loan Agreement dated as of January 18, 1995 (the "Original Crown Loan Agreement"), as such Senior Subordinated Loan Agreement was amended and restated by the parties thereto as of November 15, 1996 (as such Senior Subordinated Loan Agreement was so amended and restated, the "Predecessor Loan Agreement") between the Parent Company Borrower and the Predecessor Subordinated Creditor, and all Senior Subordinated Notes or other promissory notes issued pursuant thereto. CCA Acquisition Corp. ("CAC"), Cencom Cable Entertainment, Inc. ("Cencom") and Charter Communications Entertainment, L.P. ("CCE") guaranteed the obligations of the Parent Company Borrower under the Original Crown Loan Agreement pursuant to guarantees dated as of January 18, 1995, as amended and restated by the parties thereto as of November 15, 1996 (the "Predecessor Guarantees"). All indebtedness and other obligations of the Parent Company Borrower or any of its Subsidiaries to the Predecessor Subordinated Creditor then or thereafter existing and arising in respect of the Subordinated Debt Documents (as such term was defined in the Predecessor Loan Agreement) (whether created directly or acquired by assignment or otherwise), and interest, fees, premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith are hereinafter referred to as the "Predecessor Subordinated Debt".

          (3) As a restatement of the Predecessor Subordinated Debt, at the demand of the Predecessor Subordinated Creditor, the Parent Company Borrower is to duly authorize the creation of an issue of Series A 13% Senior Subordinated Notes due 1999 (the "Initial Subordinated Notes") and Series B 13% Senior Subordinated Notes due 1999 (the "Exchange Subordinated Notes" and

                                      -2-
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together with the Initial Subordinated Notes, the "Subordinated Notes") as of
the date hereof. Upon the issuance of the Subordinated Notes, the Predecessor Subordinated Creditor shall sell all or a portion thereof to Furman Selz LLC as placement agent who will, in turn, sell such Notes to individual institutional investors (as holders of the Subordinated Notes, the Predecessor Subordinated Creditor, such institutional investors and their respective successors and assigns are referred to herein collectively as the "Subordinated Bondholders"), and the Parent Company Borrower is to enter into an indenture dated as of February 13, 1997 with the Trustee, as trustee for the Subordinated Bondholders (as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, the "Indenture" and the Indenture and the Subordinated Notes are collectively referred to herein as the "Subordinated Debt Documents"). Further, in connection therewith the Predecessor Guarantees are being amended and restated as of the date hereof in the forms of Exhibits F-I, F-II and F-III attached to the Indenture. All indebtedness and other obligations of the Parent Company Borrower or any of its Subsidiaries to the Subordinated Bondholders now or hereafter existing and arising in respect of the Subordinated Debt Documents (whether created directly or acquired by assignment or otherwise), and interest, fees and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, are hereinafter referred to as the "Subordinated Debt".

          (4) The Predecessor Subordinated Debt was subject to the terms of that certain Subordination Agreement dated as of January 18, 1995, as such Subordination Agreement was amended and restated as of November 15, 1996 (as such Subordination Agreement was so amended and restated, the "Predecessor Subordination Agreement"). Concurrently with the amending and restating of the Predecessor Loan Agreement, and in conjunction with the execution of the Indenture and the issuance of the Subordinated Notes, the Predecessor Subordination Agreement is being amended and restated by the terms hereof to document the continued subordination of the Subordinated Debt.

          (5) The Trustee is entering into this Agreement pursuant to Section 13.02(b) of the Indenture and at the direction of the Subordinated Bondholders.

          (6) The Administrative Agent is entering into this Agreement pursuant to Section 2(b) of the Sixth

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Amendment to Loan Agreement dated as of February 7, 1997 and at the direction of the Lenders.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Trustee and the Parent Company Borrower each hereby agrees as follows:

          SECTION 1.  Agreement to Subordinate.  The Trustee acknowledges that
                      ------------------------
the Indenture provides, and the Parent Company Borrower agrees, that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Subsidiary Borrower now or hereafter existing under the Credit Agreement, the Notes and the other Loan Documents, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Bankruptcy Proceeding, as such term is defined in Section 3(a) hereof, whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise (collectively, the "Obligations"). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until all Commitments under the Credit Agreement shall have been terminated and the Agents and the Lenders shall have received indefeasible payment of the Obligations in full in cash.

          SECTION 2.  No Payment on the Subordinated Debt.
                      -----------------------------------

          (a) No payment (including any payment that may be payable by reason of any other indebtedness of the Parent Company Borrower or any of its Subsidiaries being subordinated to payment of the Subordinated Debt) shall be made by or for the account of the Parent Company Borrower or any of its Subsidiaries for or on account of any Subordinated Debt, unless and until the Trustee shall have received written notice from the Parent Company Borrower, acknowledged by the Administrative Agent, that the Obligations have been paid in full; provided, however, that prior to the receipt of any such written notice, the Trustee, subject to the terms of this Section 2, shall be entitled in all respects to assume that no such facts exist.

          (b) The Trustee shall not take or receive from or for the account of the Parent Company Borrower or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until the Trustee shall have received written notice from the Parent Company Borrower, acknowledged by the Administrative Agent, that the Obligations have been paid in full; provided, however, that prior to the receipt of any such written notice, the Trustee, subject to the terms of this Section 2, shall be entitled in all respects to assume that no such facts exist.

          (c) The Trustee shall be entitled to rely on the delivery to it of written notice(s) to the Trustee by a senior officer of the Parent Company Borrower acknowledged by a senior officer of the Administrative Agent.

          SECTION 3.  In Furtherance of Subordination.  The Trustee agrees as
                      -------------------------------
follows:

          (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Parent Company Borrower or any of its Subsidiaries or its respective debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Parent Company Borrower or any such Subsidiary (each, a "Bankruptcy Proceeding") or otherwise:

               (i) The Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Trustee or otherwise), but shall have no obligation, (A) to demand, sue for, collect and receive every payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Parent Company Borrower or any such Subsidiary being subordinated to payment of the Subordinated Debt) and give acquittance therefor and
          (B) to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agents and the Lenders hereunder, and the Administrative Agent is hereby irrevocably appointed as the Trustee's attorney-in-fact with full power of substitution for such purposes, so long as such Bankruptcy Proceeding is related to or affiliated with, in any manner whatsoever, any Subsidiary of the Parent Company Borrower or any Bankruptcy Proceeding involving any Subsidiary of the Parent Company Borrower. Notwithstanding the foregoing, the Trustee shall be entitled to itself file claims and proofs of claim with respect to the Subordinated Debt and to vote the Subordinated Debt in the event of any Bankruptcy Proceeding with respect to the Parent Company Borrower only, so long as such Bankruptcy Proceeding is in no way related to or affiliated with any Bankruptcy Proceeding with respect to any Subsidiary of the Parent Company Borrower.

               (ii) The Trustee shall duly and promptly take such action as the Administrative Agent may request (A) to collect the Subordinated Debt for the account of the Agents and the Lenders and, to the extent any Bankruptcy Proceeding is related to or affiliated with, in any manner whatsoever, a Bankruptcy Proceeding with respect to any Subsidiary of the Parent Company Borrower, to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may request in order to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

          (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Trustee contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agents and the Lenders, shall be segregated from other funds and property held by the Trustee and shall be forthwith paid over to the

Administrative Agent in the same form as so received (with any necessary endorsement or assignment necessary to effect a transfer) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

          (c) The Trustee acknowledges that the Indenture provides that the Subordinated Debt at all times shall be unsecured and shall not be supported by any guaranty by any Subsidiary of the Parent Company Borrower, and, further, that if at any time the Trustee is in possession of any assets of the Parent Company Borrower or any of its Subsidiaries or any assets constituting collateral for the Obligations prior to the payment in full of the Obligations, the Trustee shall hold such assets in trust for the benefit of the Agents and the Lenders, segregated from other property held by the Trustee, and shall deliver such assets to the Administrative Agent upon written request.

          (d) The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Parent Company Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Trustee shall have failed to comply with any of the provisions of this Agreement applicable to it. The Trustee hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          SECTION 4.  No Commencement of Any Proceeding.  The Trustee agrees
                      ---------------------------------
that, until the earlier of (i) the Obligations having been paid in full or (ii) January 18, 2019, the Trustee will not: (a) accelerate the maturity of all or any of the Subordinated Debt and will not take, sue for, ask or demand from the Parent Company Borrower or any of its Subsidiaries payment of all or any of the Subordinated Debt; (b) exercise any rights or remedies against the Parent Company Borrower or any of its Subsidiaries arising under or in connection with the Subordinated Debt Documents or otherwise in respect of the Subordinated Debt, other than as expressly set forth in Article XIII of the Indenture; or (c) commence, or join with any creditor other than the Agents and the Lenders in commencing, directly or indirectly cause the Parent Company Borrower or any such Subsidiary to commence, or assist the Parent Company Borrower or any such Subsidiary in commencing, any Bankruptcy Proceeding; provided, however, that in the event a Bankruptcy Proceeding is already in effect with respect to the Subsidiary Borrower, the Trustee may commence or assist the Parent Company Borrower in commencing a Bankruptcy Proceeding with respect to the Parent Company Borrower as well.

          SECTION 5.  Rights of Subrogation.  The Trustee agrees that no payment
                      ---------------------
or distribution to any Agent or any Lender pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full. The Trustee agrees that the subordination provisions contained herein shall not be affected by any action or failure to act by any Agent or any Lender which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Trustee.

          SECTION 6.  Subordination Legend; Further Assurances.  The Trustee
                      ----------------------------------------
acknowledges that the Indenture provides and the Parent Company Borrower agrees that it will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

          "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Second Amended and Restated the Subordination Agreement dated as of February 13, 1997 by and between Harris Trust and Savings Bank, as trustee, and CCA Holdings Corp., a Delaware corporation, in favor of Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly Chemical Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch, NationsBank, N.A., Banque Paribas, Union Bank of California, N.A. (formerly Union Bank), CoreStates Bank, N.A., The Long-Term Credit Bank of Japan, Ltd., Mercantile Bank of St. Louis National Association, Fleet Bank, N.A., First National Bank of Maryland, Van Kampen American Capital Prime Rate Income Trust, Banque Francaise du Commerce Exterieur, Prime Income Trust, Senior Debt Portfolio, Aeries Finance Ltd., ING Capital Advisors, Inc., ABN AMRO Bank N.V., Societe Generale, The First National Bank of Boston, Captiva Finance, Ltd., Banque Nationale de Paris, The Sumitomo Bank, Limited, Chicago Branch, Chase Securities, Inc. and The ING Capital Senior Secured High Income Fund, L.P. (collectively, and together with their respective successors and assigns, the "Lenders"), Toronto Dominion (Texas), Inc. and The Chase Manhattan Bank (formerly Chemical Bank), as Documentation Agents, Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly Chemical
     Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch, and NationsBank, N.A., as Managing Agents, Banque Paribas, Union Bank of California, N.A. (formerly Union Bank), CoreStates Bank, N.A., Fleet Bank, N.A., ABN AMRO Bank N.V., Societe Generale and The First National Bank of Boston, as Co-Agents, and Toronto Dominion (Texas), Inc., as Administrative Agent, and their respective successors and assigns."

The Parent Company Borrower will further mark, and cause each of its Subsidiaries to mark, its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Administrative Agent's request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Trustee and the Parent Company Borrower each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

          SECTION 7.  Agreements in Respect of Subordinated Debt.
                      ------------------------------------------

          (a)  The Trustee will not:

               (i) Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full thereof paid to the Administrative Agent as contemplated by Section 3(b) hereof), convert or exchange any of the Subordinated Debt into or for any other indebtedness or equity interest or subordinate any of the Subordinated Debt to any indebtedness of the Parent Company Borrower or any of its Subsidiaries other than the Obligations;

               (ii) Permit the sale, assignment, pledge, encumbrance or other disposition of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (x) is to a Person or entity other than the Parent Company Borrower or any of its Subsidiaries or Affiliates, which Person or entity executes and delivers to the Administrative Agent, immediately upon any such sale, assignment, pledge, encumbrance or disposition, a Subordination Agreement substantially in the form of this Agreement; and (y) any such assignment or sale or other disposition is made with respect to a principal amount of the Subordinated Debt of not less than $1,000,000; or

               (iii) Permit the terms of any of the Subordinated Debt or any document relating thereto, including, without limitation, the Subordinated Debt Documents, to be amended, modified or changed in any respect without the prior written consent of all of the Lenders which consent may be withheld in the sole discretion of any such Person; provided, however, that the Trustee and the Parent Company Borrower
          --------  -------
          may amend, modify or change the terms of the Subordinated Debt or any document relating thereto so long as such amendments, modifications or changes are purely of an administrative nature or (1) extend the maturity of principal due thereunder, (2) decrease the rate of interest payable by the Parent Company Borrower thereunder, (3) modify any reporting requirement or notice provisions contained therein, (4) loosen any covenant of the Parent Company Borrower thereunder, or (5) forgive any Indebtedness of the Parent Company Borrower arising thereunder.

          (b) The Trustee shall promptly notify the Administrative Agent in writing of the occurrence of each and every default, event of default, or the occurrence of any event which with the giving of notice or passage of time would constitute a default or an event of default of which the Trustee has actual knowledge in accordance with Section 6.03(i) of the Indenture (including, in any event, a default under Section 5.01(a) or 5.01(b) of the Indenture) (hereinafter, a "Default").

          SECTION 8.  Agreement by the Parent Company Borrower.  The Parent
                      ----------------------------------------
Company Borrower agrees that it will not make, and will not permit any of its Subsidiaries to make, any payment of any of the Subordinated Debt, or take, or permit any of its Subsidiaries to take, any other action, in contravention of the provisions of this Agreement.

          SECTION 9.  Obligations Hereunder Not Affected.  All rights and
                      ----------------------------------
interests of the Agents and the Lenders hereunder, and all agreements and obligations of the Trustee and the Parent Company Borrower under this Agreement, shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of the Credit Agreement, the Notes, the Loan Documents or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Notes or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Subsidiary Borrower or any of its Subsidiaries or otherwise;

               (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

               (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Subsidiary Borrower or any of its Subsidiaries;

               (v) any change, restructuring or termination of the corporate or partnership structure or existence of the Parent Company Borrower or any of its Subsidiaries;

               (vi) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise; or

               (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Company Borrower, the Subsidiary Borrower or the Trustee;

and shall not be subject to (and the Parent Company Borrower, for itself and on behalf of its Subsidiaries, hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of any invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Obligations. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of, or in connection with any other Bankruptcy Proceeding involving, the Parent Company Borrower or any of its Subsidiaries, including, without limitation, the Subsidiary Borrower and its Subsidiaries, or otherwise, all as though such payment had not been made.

          SECTION 10. Waiver.  The Trustee and the Parent Company Borrower (for
                      ------
itself and on behalf of its Subsidiaries) each hereby waives promptness, diligence, notice of acceptance, notice of the existence, creation or non-payment of all or any of the Obligations, and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Agent or Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or remedy or take any action against the Parent Company Borrower, any of its Subsidiaries or any other person or entity or any collateral; provided, however, that this Section 10 shall not constitute a waiver by the Trustee of any notice expressly required to be delivered to the Trustee under any other provision of this Agreement.

          SECTION 11. Representations and Warranties.  The Parent Company
                      ------------------------------
Borrower hereby represents and warrants to the Agents and the Lenders as follows:

          (a) True and complete copies of all instruments evidencing the Subordinated Debt as of the date hereof, including, without limitation, the Subordinated Debt Documents, have been furnished to the Agents and the Lenders. There exists no Default in respect of any such Subordinated Debt.

          (b) The Subordinated Bondholders are and at all times will be the legal and beneficial owner of the

Subordinated Debt, free and clear of any lien, security interest, option or other charge or encumbrance, except to the extent of any sale, assignment or other disposition of Subordinated Debt made in accordance with Section 7(a)(ii) above.

          (c) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

The Parent Company Borrower further represents and warrants to the Agents and the Lenders that the Subordinated Debt now outstanding has been duly authorized and issued by the Parent Company Borrower, and constitutes the legal, valid and binding obligation of the Parent Company Borrower, enforceable against the Parent Company Borrower, in accordance with its terms.

          SECTION 12. Amendments, Etc.  No amendment or waiver of any provision
                      ---------------
of this Agreement, and no consent to any departure by the Trustee or the Parent Company Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (with consent of the Lenders in accordance with Section 7 hereof), the Trustee and the Parent Company Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 13. Expenses.  The Parent Company Borrower agrees upon demand
                      --------
to pay to the Agents and the Lenders the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Agents and the Lenders may incur in connection with (i) the administration of this Agreement, (ii) the exercise or enforcement of any of the rights of any Agent or Lender hereunder or (iii) the failure by the Trustee or the Parent Company Borrower to perform or observe any of the provisions hereof.

          SECTION 14. Addresses for Notices.  All notices and other
                      ---------------------
communications provided for hereunder shall be in writing and mailed (registered or certified mail, return receipt requested), telecopied or delivered by hand, if to the Trustee, to it at 311 West Monroe Street, 12th Fl., Chicago, IL 60606,
Attention: Indenture Trust Division, Facsimile No. (312) 461-3525, if to the Parent Company Borrower, to it c/o Charter Communications, Inc., 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131,

Attention: Jerald L. Kent, Facsimile No. (314) 965-8793, with a copy to the General Counsel, if to the Administrative Agent, to it at 909 Fanin Street, Suite 1700, Houston, Texas 77010, Attention: Manager, Agency Division, Facsimile No. (713) 951-9921, or if to any other Agent or any Lender, to it at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notice and other communications shall be effective, upon the earlier of actual receipt or three days after deposit in the mail, one day after being entrusted to a reputable commercial overnight delivery service or when sent by telecopy, each in the manner provided above.

          SECTION 15. No Waiver; Remedies.  No failure on the part of any Agent
                      -------------------
or Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

          SECTION 16. Continuing Agreement; Assignments Under the Credit
                      --------------------------------------------------
Agreement.  This Agreement is a continuing agreement and shall (i) remain in
---------
full force and effect until the payment in full of the Obligations, (ii) be binding upon the Trustee, the Parent Company Borrower and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each of the Agents and the Lenders may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances and any Note to be held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Agent or such Lender, as applicable, herein or otherwise.

          SECTION 17. Priorities.  The priorities herein specified are
                      ----------
applicable irrespective of the time of creation of any indebtedness of the Parent Company Borrower or any of its Subsidiaries.

          SECTION 18. Severability.  Any provision of this Agreement which is
                      ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in that jurisdiction without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.

          SECTION 19. Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          SECTION 20. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                      -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

          SECTION 21. Further Assurances.  The Parent Company Borrower and the
                      ------------------
Trustee shall execute and deliver to the Agents and the Lenders such further documents and instruments and shall take such further action as the Administrative Agent may at any time or from time to time reasonably request in order to carry out the provisions and intent of this Agreement.

          SECTION 22. Financial Reports.  The Administrative Agent hereby
                      -----------------
agrees that, to the extent it has received such items from the Parent Company Borrower or the Subsidiary Borrower, it will, upon the reasonable written request of the Trustee, provide the Trustee with financial information of the types described in Sections 10.08(a) and (c) of the Indenture in the event such information has not already been provided to the Trustee. Any such request by the Trustee shall not be made more often than once during any fiscal quarter of the Parent Company Borrower.

          SECTION 23. Extension of Senior Debt Maturity.  The Agents and the
                      ---------------------------------
Lenders agree that in the event that, subsequent to the initial funding of the Term Loan under the Credit Agreement, the ratio of Total Debt of the Subsidiary Borrower and its Subsidiaries on a consolidated basis (excluding the Subordinated Debt) to Annualized Operating Cash Flow of the Subsidiary Borrower and its Subsidiaries on a consolidated basis is less than 5.0:1 at any time, the consent of holders of a majority in principal amount of the

Subordinated Debt shall be required in order to extend the Maturity Date after July 17, 2005.

          SECTION 24. Representation of Harris Trust and Savings Bank.  Harris
                      -----------------------------------------------
Trust and Savings Bank ("Harris"), solely in its role as the Trustee hereby represents and warrants that the waivers and agreements solely on its part set forth herein constitute binding obligations of Harris, as the Trustee, enforceable against Harris, as the Trustee, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     IN WITNESS WHEREOF, the Trustee and the Parent Company Borrower each has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                              HARRIS TRUST AND SAVINGS BANK, not in its individual capacity, but solely in its capacity as Trustee.



                              By: /s/ J. Bartolini
                                  ---------------------------------
                                  Name: J. Bartolini
                                        ---------------------------
                                  Title: Vice President
                                         --------------------------

                              Attest: /s/ C. Potter
                                      -----------------------------
                                       Name: C. POTTER
                                             ----------------------
                                       Title: ASSISTANT SECRETARY
                                              ---------------------

                              CCA HOLDINGS CORP.,
                                    a Delaware corporation


                              By: _________________________________
                                  Name: Kent Kalkwarf
                                  Title: Senior Vice President

                              Attest: _____________________________
                                       Name: Marcy Lifton
                                       Title: Vice President and
                                              Assistant Secretary


Acknowledged and Agreed as of
the 13th day of February, 1997.


                         TORONTO DOMINION (TEXAS), INC., as
                         Administrative Agent, for itself and the other Agents and Lenders


                         By: ______________________________________
                              Its: ________________________________

     IN WITNESS WHEREOF, the Trustee and the Parent Company Borrower each has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                              HARRIS TRUST AND SAVINGS BANK, not in its individual capacity, but solely in its capacity as Trustee.



                              By: _________________________________
                                  Name: ___________________________
                                  Title: __________________________


                              Attest:  ____________________________
                                       Name:_______________________
                                       Title:______________________


                              CCA HOLDINGS CORP.,
                                    a Delaware corporation


                              By: /s/ Kent Kalkwarf
                                  ---------------------------------
                                  Name: Kent Kalkwarf
                                  Title: Senior Vice President

                              Attest: /s/ Marcy Lifton
                                      -----------------------------
                                       Name: Marcy Lifton
                                       Title: Vice President and
                                              Assistant Secretary


Acknowledged and Agreed as of
the 13th day of February, 1997.


                         TORONTO DOMINION (TEXAS), INC., as
                         Administrative Agent, for itself and the other Agents and Lenders


                         By: ______________________________________
                              Its: ________________________________

     IN WITNESS WHEREOF, the Trustee and the Parent Company Borrower each has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                              HARRIS TRUST AND SAVINGS BANK, not in its individual capacity, but solely in its capacity as Trustee.



                              By:
                                  _________________________________
                                  Title:___________________________


                              Attest:
                                       ____________________________
                                       Title:______________________


                              CCA HOLDINGS CORP.,
                                    a Delaware corporation


                              By: _________________________________
                                  Title: __________________________

                              Attest: _____________________________
                                       Title: _____________________


Acknowledged and Agreed as of
the 13th day of February, 1997.


                         TORONTO DOMINION (TEXAS), INC., as
                         Administrative Agent, for itself and the other Agents and Lenders


                         By: /s/ Diane Baley
                             --------------------------------------
                              Its: VP
                                   --------------------------------